UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Woodworkers Warehouse, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

126 Oxford Street ♦ Lynn, MA ♦ USA 01901-1132 ♦ Tel: 781-598-2000 ♦ Fax: 781-598-6393

July 22, 2003

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held at the offices of Kronish Lieb Weiner & Hellman LLP, our outside counsel, located at 1114 Avenue of the Americas, New York, New York 10036, on September 9, 2003, at 9:00 a.m., local time.

The Secretary’s Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about your company. This mailing includes a copy of our annual report on Form 10-K for last year, which we trust you will find informative.

We ask that you mark, date and sign the enclosed Proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the Annual Meeting. You may withdraw the Proxy and vote in person at the meeting if you so desire. We hope that you will be able to attend the meeting in person, and we look forward to seeing you.

Sincerely yours,

Walter S. Spokowski

President and Chief Executive Officer

126 Oxford Street ♦ Lynn, MA ♦ USA 01901-1132 ♦ Tel: 781-598-2000 ♦ Fax: 781-598-6393

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, September 9, 2003

The Annual Meeting of Stockholders of Woodworkers Warehouse, Inc. will be held at the offices of Kronish Lieb Weiner & Hellman LLP, our outside counsel, located at 1114 Avenue of the Americas, New York, New York 10036, on Tuesday, September 9, 2003 at 9:00 a.m., local time, to consider and take action on the following matters:

1.	To elect our directors.

2.	To ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2004.

3.	To transact such other business as may properly be brought before the Annual Meeting.

The Board of Directors has fixed July 21, 2003 as the record date for the Annual Meeting. Holders of record of shares of our common stock at the close of business on that date are entitled to receive notice of and vote at the meeting.

        Your Proxy is important to ensure a quorum at the Annual Meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed Proxy in the postage-paid envelope that is provided. You may revoke the Proxy at any time prior to exercise. Sending us your Proxy will not affect your right to vote in person if you attend the Annual Meeting.

By Order of the Board of Directors,

Rick C. Welker

Vice President, Chief Financial Officer, Treasurer and Secretary

Lynn, Massachusetts

July 22, 2003

WOODWORKERS WAREHOUSE, INC.

             PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Woodworkers Warehouse, Inc., a Delaware corporation (“we” or the “Company” or “Woodworkers Warehouse”), for use at our 2003 Annual Meeting of Stockholders and for any adjournments or postponements thereof (the ”Annual Meeting”). The Annual Meeting is to be held at the offices of Kronish Lieb Weiner & Hellman LLP, our outside counsel, located at 1114 Avenue of the Americas, New York, New York 10036, on Tuesday, September 9, 2003, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors’ proxy card (“Proxy”) for the Annual Meeting is enclosed, by means of which you may vote on the proposals described in this Proxy Statement.

Every Proxy which is properly completed, signed and returned to us prior to the Annual Meeting, and which has not been revoked, will be voted in accordance with the stockholder’s instructions contained in the Proxy. In the absence of instructions, shares represented by each Proxy will be voted:

•	FOR the election as director of the persons nominated by the Board of Directors; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending February 28, 2004 (“Fiscal 2003”).

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. You may revoke your Proxy at any time before it is exercised by filing with the Secretary of the Company at our executive office either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting in person and expressing a desire to vote your shares in person.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the form of Proxy and our Annual Report on Form 10-K for the fiscal year ended March 1, 2003 (excluding exhibits), are being mailed to our stockholders on or about July 22, 2003.

VOTING SECURITIES, SOLICITATION

Only holders of record of our common stock, par value $0.01 per share (“Common Stock”), at the close of business on July 21, 2003, are entitled to notice of, and to vote at, the Annual Meeting. As of June 30, 2003 there were outstanding and entitled to vote 5,633,006 shares of Common Stock. Each share of Common Stock is entitled to one vote upon all matters to be considered at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes which stockholders are entitled to cast at the Annual Meeting will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are treated as present for the purpose of determining the existence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the Proxy that it does not have discretionary authority to vote on a particular matter.

We will pay the cost of soliciting proxies, consisting of the printing, handling and mailing of the form of Proxy and related material. In addition to the use of the mails, proxies may be solicited by our officers, directors and regular employees by telephone, facsimile, electronic means, or in person. These persons will receive no extra compensation for their services. We may request persons holding shares of Common Stock in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

The affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of our directors and the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of the proposal to ratify the appointment of our independent auditors. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for any individual may result in another individual’s receiving a larger proportion of votes. Abstention as to the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors will have the same effect as a vote against such proposal. Broker non-votes with respect to this proposal will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

BANKRUPTCY REORGANIZATION

On August 11, 2000, our predecessor and former parent company, Trend-Lines, Inc., filed petitions in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”) under Chapter 11 of the United States Bankruptcy Code. The First Amended Joint Reorganization Plan of Trend-Lines, Inc. and the Official Committee of Unsecured Creditors, as modified by the Joint Motion to Approve Nonmaterial Modification to the First Amended Joint Reorganization Plan of Trend-Lines, Inc. and the Official Committee of Unsecured Creditors (the “Plan”) was confirmed by the Bankruptcy Court on October 17, 2001. On October 29, 2001 (the “Effective Date”), we emerged from Chapter 11 following a reorganization which included a merger with Trend-Lines, Inc., in which we were the surviving entity.

DIRECTORS

The following information is provided concerning our directors as of June 30, 2003:

Name	Age	Position	Director Since
Bruce W. Berg	54	Director	2001
Ronald A. Kaplan	59	Director	2001
Richard A. Mandell	61	Director	2001
Gary A. Nacht	48	Director	2001
Joseph Nusim	69	Co-Chairman of the Board of Directors	2001
Edward D. Solomon	72	Co-Chairman of the Board of Directors	2001
Walter S. Spokowski	46	President, Chief Executive Officer and Director	2001

Bruce W. Berg has been a director since October 2001. From 1984 to his retirement in 1998, Mr. Berg worked for Home Depot, from 1984 to 1991 as Vice President, Merchandising and from 1991 to 1998, as Second Divisional President, and then President, of the Southeast Division, the largest division and the only division to have two separate entities under one President.

Ronald A. Kaplan has been a director since October 2001. He is a graduate of the University of Pennsylvania, Wharton School of Finance and Commerce. From 1969 to 1997 Mr. Kaplan held many management positions including President/COO of Levitz Furniture Corporation. From 1997 to November 1998,

he was chairman of Kaplan Consulting. From November 1998 to November 1999 he was CEO of Room Plus. Mr. Kaplan worked at Staubach Retail Services from December 1999 to December 2001 and, since December 2001 has been Senior Vice President, Retail, of Julius Feinblum Real Estate.

Richard A. Mandell has been a director since October 2001. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant. He was a director of our predecessor, Trend-Lines Inc., from October 1995 to October 2001. Since February 1998, Mr. Mandell has been an independent financial consultant. From January 1996 to February 1998, Mr. Mandell was Vice President, Private Investments, of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank. Mr. Mandell is also a director of Encore Capital Group, Inc. and Sbarro, Inc.

Walter S. Spokowski has been President, Chief Executive Officer and a director since October 2001. He was a director of our predecessor, Trend-Lines, Inc., from October 1999 through October 2001 and was Chief Executive Officer of Trend-Lines Inc. from December 2000 to October 2001. From October 2000 until December 2000, he served as President of Trend-Lines, Inc. and prior to that he served as its Executive Vice President, Merchandising from the time he joined Trend-Lines, Inc. in March 1997.

Gary A. Nacht has been a director since October 2001. Since June 1996, Mr. Nacht has been Executive Vice President and Investment Principal in York Management Services, Inc., a private investment and management advisory services firm headquartered in Somerset, New Jersey. York’s principal activity is the acquisition of troubled and under-performing companies. Mr. Nacht, a graduate of the Wharton School and a CPA, is a member of the Turnaround Management Association and the Institute of Management Accountants. Mr. Nacht is currently a principal and Vice Chairman of Gemini Industries, Inc. (a privately-held manufacturer and distributor of branded consumer electronic accessories based in Clifton, New Jersey) and Northern Group Retail Ltd. (a 285-store Canadian retail apparel chain based in Toronto, Ontario) and also serves as a member of the Special Assets Advisory Board of Republic Financial Corporation, a Denver-based financial services firm. Mr. Nacht has previously been an investor in and served on the boards of K-Mart Canada Ltd. and Strauss Discount Auto.

Joseph Nusim has been a director since October 2001. Mr. Nusim is chairman of Nusim Group, a retail consulting organization and co-chairman of the board of directors of Loehman’s Stores. Mr. Nusim also serves on the Advisory Board of Wells Fargo and Gordon Brothers, real estate division. Mr. Nusim serves on the board of directors of the International Mass Retailing Association and acts as retail consultant to Kimco Realty Corp. and is a member of the board of directors of Frank’s Nurseries and Odd Jobs Stores, Inc.

Edward D. Solomon has been a director since October 2001. Mr. Solomon is a graduate of the Wharton School of the University of Pennsylvania. Mr. Solomon has owned and operated Edward D. Solomon & Co. Consulting Services since January 1994. Mr. Solomon currently serves on the board of Bennett Footwear Group and The Dress Barn, Inc. and has served on the boards of the Butler Group, Inc., Channel Home Centers and HRT Industries, Inc.

Compensation of Directors

Currently, each director who is not employed by the Company receives an annual retainer of $20,000, paid in quarterly installments, plus $1,000 for each meeting of the Board (or any committee thereof) attended in person, including reimbursement of expenses incurred in connection with attending such meeting, and $500 for each meeting held by telephonic board meeting. Mr. Nusim and Mr. Solomon receive an additional annual fee of $5,000, paid in quarterly installments, as compensation for serving as Co-Chairmen of the Board.

Pursuant to the 2001 Woodworkers Warehouse, Inc. Long-Term Incentive Plan, (the “Incentive Plan”), each director who is not employed by the Company received upon his appointment to the Board an option to purchase 50,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Except as set forth in the immediately following sentence, one-third of such option becomes exercisable on each January 2 following the grant date. In the event a non-employee director fails to attend at least 75% of the Board meetings in any calendar year, that director automatically forfeits the right to exercise that portion of the option that would otherwise have become exercisable on the next following January 2, and which portion ceases to have any force or effect. There were no forfeitures under this provision in the fiscal year ended February 23, 2002 (“Fiscal 2001”) or the fiscal year ended March 1, 2003 (“Fiscal 2002”). Also pursuant to the Incentive Plan, on January 2 of each year, except for January 2, 2002, each non-employee director is entitled to receive an immediately exercisable option to purchase such number of shares of Common Stock to be determined by the Compensation Committee at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted to directors under the Incentive Plan generally expire and cease to be of any force or effect on the earlier of the tenth anniversary of the date any such grant or the first anniversary of the date on which an optionee ceases to be a member of the Board of Directors.

In February 2003, each non-employee director received fully-vested options to purchase 7,500 shares of Common Stock at $0.26 per share (the fair market value of the Common Stock as determined in a valuation performed by a third party in conjunction with our emergence from bankruptcy).

Committees of the Board of Directors and Meeting Attendance

Our Board of Directors held 12 meetings during Fiscal 2002 and all of our directors were in attendance at 75% or more of such meetings (including meetings of committees of the Board of Directors on which each such director served in Fiscal 2002).

Our Board of Directors has an Audit Committee consisting of Mr. Mandell (Chairman), Mr. Nacht and Mr. Solomon. The Audit Committee had seven meetings during Fiscal 2002. All of the members of the Audit Committee qualify as independent under Rule 4200(a) 15 of the NASD listing standards. The Audit Committee has a written charter, a copy of which is included as Appendix A to this Proxy Statement. The Audit Committee is responsible for providing independent objective oversight of the Company’s accounting functions and internal controls. The report of the Audit Committee commences at page 14 of this Proxy Statement.

The Company’s Board of Directors has a Compensation Committee consisting of Mr. Kaplan (Chairman), Mr. Berg and Mr. Nusim. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of our executive officers and administers our Incentive Plan. The Compensation Committee had two meetings during Fiscal 2002.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time an executive officer or employee of the Company.

Compensation Committee Report On Executive Compensation

The Board of Directors believes that increasing the value of the Company to its stockholders is its most important objective and should be the key measure of management performance. The Board also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee, which is made up of directors who are not employees of the Company, is responsible for determining the compensation packages of the Company’s executives.

The Company is focused on achieving consistent earnings growth and increasing returns to its stockholders. While the Company is cautious about near term results due to challenging business conditions, its longer-term financial goals are increasing compounded earnings per diluted share and return on average equity.

The executive compensation program is designed to accomplish the Board’s objectives. The program is based upon the following principles: executive performance should be judged and compensated primarily on the basis of the Company’s earnings and the strength of the Company’s financial position; long-term appreciation in stockholder value is the most appropriate measure of the Company’s financial performance; and the most effective approach to promoting the financial success of the Company is to align the stockholders’ and the executives’ interests. This alignment is best accomplished through a compensation strategy emphasizing long-term stock ownership. As a result, the program is designed to increase the proportion of long-term compensation tied to increases in the Company’s earnings, financial position and appreciation in stockholder value. The annual cash compensation for executive officers is primarily in the form of base salary, which is being maintained at levels consistent with competitive market compensation practices, and annual cash incentives based on objectives tied to the Company’s financial performance. Annual cash compensation is supplemented with long-term incentive compensation, primarily in the form of stock options, intended to link executive compensation to changes in stockholders’ value. The Compensation Committee intends that the application of these principles will result in total executive compensation and capital accumulation potential above competitive levels for superior stockholder returns and below competitive levels for average or lesser returns.

There are three components to the Company’s compensation program for executive officers: base salary, annual cash incentives and long-term stock incentives. Each of these components is discussed in detail below.

Base Salary

Base salaries for Fiscal 2002 were established under agreements for certain executive officers. Factors considered in setting these salaries include the responsibilities of the position, compensation of executives in companies of similar size or in the same industry and external market conditions.

Annual Cash Incentives

The stated goal of the Compensation Committee is to structure executive compensation that focuses the efforts of senior management on achieving the business goals of the Company. An annual cash incentive is utilized to compensate management for achieving consistent and increasing earnings growth over several periods. The annual cash payments for each executive and management are based upon achieving certain sales objectives and earnings objectives.

The bonuses paid for Fiscal 2002 were based on employment agreements and individual performance.

Long-Term Stock Incentives

The Compensation Committee believes that long-term changes in stockholder value are an important measure of the Company’s performance. The Compensation Committee uses stock incentives (primarily stock options) to align the interests of the Company’s stockholders and executives.

Compensation of Chief Executive Officer

Mr. Spokowski received total compensation amounting to $275,000 in Fiscal 2002, of which $25,000 was a performance bonus. In addition, Mr. Spokowski was granted immediately exercisable options to purchase 60,000 shares of Common Stock at $0.26 per share and will receive a performance bonus of $25,000 in August 2003. The Compensation Committee considers Mr. Spokowski’s compensation to be in line with industry and market size standards and to be consistent with the Company’s performance objectives.

This report was presented to and approved by the Board.

Ronald A. Kaplan (Chairman)

Bruce W. Berg

Joseph Nusim

EXECUTIVE OFFICERS

The following information is provided concerning our executive officers as of June 30, 2003:

Name	Age	Position
Walter S. Spokowksi(1)	46	President and Chief Executive Officer
Rick C. Welker	43	Vice President, Chief Financial Officer, Treasurer and Secretary
John Bransfield	50	Vice President, Distribution and Inventory Planning
G. Drake Pelham	50	Vice President, Mechandising
William Kearney	44	Vice President, Store Operations

(1)	Information concerning Mr. Spokowski’s biography is included in the above section entitled “Directors.”

Rick C. Welker has been the Company’s Vice President, Chief Financial Officer, Treasurer and Secretary since July 2002 and is a CPA and CMA. From November 2000 to July 2002, Mr. Welker was Senior Vice President, Secretary and Chief Financial Officer of rue 21, a 174-store junior sportswear chain based in Warrendale, Pennsylvania. From 1995 to November 2000, he was Vice President and Controller of Bradlees Stores, Inc.

John Bransfield has been the Company’s Vice President, Distribution and Inventory Planning, since January 2003. Mr. Bransfield has been with the Company since 1995, serving as Vice President, Distribution and Information Systems from May 2002 to January 2003; Vice President, Inventory Planning and Distribution from July 2001 until May 2002; Director of Inventory Planning from May 1999 to July 2001; and Director of Purchasing and Product Manager from January 1995 to May 1999.

William Kearney has been the Company’s Vice President, Store Operations, since March 2002. From September 2001 to March 2002, Mr. Kearney was District Manager for Sixth Avenue Electronics. From October 1997 to July 2001, Mr. Kearney was Vice President of Stores of Utrecht Art Supply. From February 1996 to October 1997, Mr. Kearney served in various positions at E&B Marine/West Marine, leaving the company as Assistant Vice President of Stores.

G. Drake Pelham has been the Company’s Vice President, Merchandising, since March 2003. Previously, Mr. Pelham was with Coast to Coast Building Products where he held the position of Vice President, Sales & Marketing from November 2001 to June 2002. Mr. Pelham held various positions with Home Depot from 1990 through January 2000, including Merchant for Inside and Outside Hardware Dept., Senior Merchant and National Product Merchant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for our Chief Executive Officer and each of the other three most highly compensated executive officers, as well as for two former executive officers who would have been one of the three most highly compensated executive officers had they still been employed as of March 1, 2003 (collectively, the “Named Executive Officers”), information concerning compensation earned for services in all capacities during Fiscal 2002, as well as any compensation earned by each such person for the previous two fiscal years:

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year(1)	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options		All Other Compensation(2) ($)
Walter S. Spokowksi Chief Executive Officer and President	2002 2001 2000	250,000 238,392 178,273	25,000 110,000 —	(3) (5)	— 62,400 —	(6)	60,000 — 10,000	(4) (7)	2,019 3,305 3,002

Rick C. Welker Vice President, Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	101,347 — —	100,500 — —	(8)	— — —		55,000 — —	(4)	— — —

John Bransfield Vice President, Distribution and Inventory Planning	2002 2001 2000	96,493 83,178 72,203	2,500 21,462 —	(9) (5)	— — —		— 30,000 —	(4)	2,878 2,495 2,216

William Kearney Vice President, Store Operations	2002 2001 2000	113,077 — —	27,500 — —	(10)	12,500 — —	(11)	25,000 — —	(4)	— — —

Ronald L. Franklin Former Executive Vice President and Chief Financial Officer	2002 2001 2000	227,584 171,269 155,039	— 80,000 —	(5)	— 31,200 —	(12)	— — —		5,368 4,183 3,788

Jerry Juszak Former Vice President, Merchandising	2002 2001 2000	104,878 — —	30,000 — —	(13)	— — —		— — —		— — —

(1)	The information provided is for compensation earned as a Named Executive Officer of Woodworkers Warehouse, Inc. during fiscal years 2002, 2001 and 2000.
(2)	These amounts represent contributions by the Company to the Company’s 40l(k) Plan for the benefit of the Named Executive Officers.
(3)	Represents a performance bonus paid on February 21, 2003.
(4)	Represents the grant of options to purchase shares of the Company’s Common Stock at $0.26 per share.
(5)	Represents annual bonus payments pursuant to Trend-Lines, Inc.’s “KEY Employees Retention Program” (“KERP”), which was approved by the Bankruptcy Court in October 2000. Pursuant to the KERP, executive employees and middle management employees of Trend-Lines, Inc. were paid 50% and 25% of their annual salary, in effect at the time that the payment was due, in a lump sum, less applicable withholding taxes, at the earlier of: (i) one year from the date Trend-Lines, Inc. filed the petition pursuant to Chapter 11; (ii) confirmation of the Plan; or (iii) dismissal of the employee, other than for cause.
(6)	Represents a grant of 240,000 shares of the Company’s Common Stock on the Effective Date with a fair market value of $0.26 per share on that date. The per share fair market value was determined by an independent third party after a valuation performed in conjunction with our emergence from bankruptcy.

(7)	Represents old options to purchase shares of the Class A Common Stock of Trend-Lines, Inc. All rights granted pursuant to such options were extinguished on Effective Date.
(8)	Represents (i) a sign-on bonus in the amount of $37,000 paid on August 9, 2002, (ii) a contractual bonus of $51,000 paid at the end of Fiscal 2002 and (iii) a performance bonus of $12,500 paid on February 21, 2003.
(9)	Represents a performance bonus of $2,500 paid on March 7, 2003.
(10)	Represents a sign-on bonus of $20,000 paid on October 4, 2002 and a performance bonus of $7,500 paid on March 7, 2003.
(11)	Represents the Company’s reimbursement of certain moving expenses.
(12)	Represents a grant of 120,000 shares of the Company’s Common Stock on the Effective Date with a fair market value of $0.26 per share on that date. The per share fair market value was determined by an independent third party after a valuation performed in conjunction with our emergence from bankruptcy. Mr. Franklin’s employment with the Company terminated on August 1, 2002.
(13)	Represents a sign-on bonus paid on November 6, 2002. Mr. Juszak’s employment with the Company terminated on January 10, 2003.

Option Grants in Fiscal 2002

The following table summarizes stock options that were granted to the Named Executive Officers during Fiscal 2002.

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in 2002		Exercise Price		Expiration Date	Grant Date Present Value $
Walter S. Spokowski	60,000		21%			$0.26	02/11/2013		$0.18

Rick C. Welker	25,000 30,000		9 10	% %	$ $	0.26 0.26	07/29/2012 02/11/2013	$ $	0.18 0.18

William Kearney	25,000		9%			$0.26	03/25/2012		$0.18

John Bransfield	—		—			—	—		—

Jerry Juszak	25,000	(1)	9%			$0.26	05/06/2012		$0.18

Ronald L. Franklin	—		—			—	—		—

(1)	Mr. Juszak’s options expired on April 10, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table contains information about options exercised by the Named Executive Officers during Fiscal 2002 and option values as of March 1, 2003.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Underlying Unexercised Options at March 1, 2003 Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at March 1, 2003 Exercisable/Unexercisable
Walter S. Spokowski	—	—	60,000/60,000	—
Rick C. Welker	—	—	38,333/16,667	—
William Kearney	—	—	8,333/16,667	—
John Bransfield	—	—	10,000/20,000	—
Ronald L. Franklin	—	—	—	—
Jerry Juszak	—	—	—	—

Employment Agreements

Walter S. Spokowski. The Company and Mr. Spokowski are parties to an employment agreement, as amended on February 27, 2003, that expires on March 1, 2006. The agreement automatically renews for successive one year terms following the agreement’s expiration unless the Company or Mr. Spokowski provides the other party with 90 days written notice prior to the expiration of the current term. Effective as of March 2, 2003, Mr. Spokowski’s annual base salary is $300,000 and he is entitled to receive an annual bonus from the Company based on the performance of the Company as determined by the Board of Directors. Pursuant to the agreement, the Company granted Mr. Spokowski 240,000 shares of Common Stock on the Effective Date. The agreement also provides that the Company may grant Mr. Spokowski up to another 120,000 shares of Common Stock over the four-year period after the Effective Date as determined by the Board of Directors in its discretion. The agreement may be terminated by either party at any time under certain circumstances. If the employment agreement is terminated by the Company without cause or by Mr. Spokowski for good reason, Mr. Spokowski will be entitled to his base salary through the date of termination, the balance of any earned bonus and a lump sum payment equal to 12 months of his base salary. Mr. Spokowski will generally be subject to certain non-compete restrictions following a termination of his employment with the Company. In February 2003, Mr. Spokowski was granted (1) a cash bonus of $50,000, $25,000 of which was paid in March 2003 and $25,000 of which is payable in August 2003 and (2) immediately exercisable options to purchase 60,000 shares of Common Stock at $0.26 per share.

Ronald L. Franklin. The Company entered into an Agreement and General Release with Ronald L. Franklin, its former Executive Vice President and Chief Financial Officer, which terminated Mr. Franklin’s employment agreement with the Company as of August 1, 2002. Pursuant to the agreement, among other things, Mr. Franklin agreed to waive his right to receive a lump sum payment of $175,000 from the Company. In exchange, the Company agreed to provide Mr. Franklin with employee benefits until the earlier of August 1, 2003 or the date on which he obtains employee benefit coverage from another company. In lieu of the lump sum payment, the Company agreed to pay Mr. Franklin (1) $72,916.67 on the Company’s first payroll date after August 1, 2002, and (2) $6,380.21 on a bi-weekly basis commencing on November 1, 2002 and ending on May 30, 2003. Mr. Franklin agreed to release the Company and its directors, officers, shareholders, attorneys, agents and other affiliates from any claims he may have had against any of them.

Rick C. Welker. The Company and Mr. Welker are parties to an employment agreement dated June 21, 2002, as amended on February 27, 2003, that expires on March 1, 2005. Effective as of March 2, 2003, Mr. Welker’s annual base salary is $195,000. Mr. Welker is also entitled to an annual bonus based on the performance of the Company as determined by the Board of Directors. Mr. Welker received (i) a contractual bonus of $51,000 that was paid at the end of Fiscal 2002, (ii) a performance bonus of $12,500 for Fiscal 2002 that was paid on February 21, 2003 and (iii) a $37,000 sign-on bonus that was paid on August 9, 2002. In the event that Mr. Welker is terminated by the Company for any reason other than cause, the Company must continue his base salary and employee benefit coverage for six months from the date of termination. In July 2002, Mr. Welker received options to purchase 25,000 shares of Common Stock at $0.26 per share which vest in equal amounts over three years. In February 2003, Mr. Welker was granted immediately exercisable options to purchase 30,000 shares of Common Stock at $0.26 per share.

Jerry Juszak. The Company and Mr. Juszak were parties to an employment agreement dated March 1, 2002. Pursuant to the agreement, Mr. Juszak was entitled to receive an annual base salary of $140,000. Mr. Juszak was also paid a $30,000 bonus on November 6, 2002 and granted options to purchase 25,000 shares of Common Stock at $0.26 per share to vest in equal amounts over three years. On January 10, 2003, the Company and Mr. Juszak entered into an agreement which, among other things, (i) terminated Mr. Juszak’s employment with the Company, (ii) continued his salary for five months and (iii) continued his medical benefits until the earlier of (1)  five months or (2) the date he becomes eligible for similar medical and dental benefits through another employer. In addition, Mr. Juzsak’s options described above expired on April 10, 2003.

William Kearney. The Company and Mr. Kearney are parties to an employment agreement dated March 7, 2002. Pursuant to the agreement, Mr. Kearney receives an annual base salary of $120,000. Mr. Kearney is also eligible to receive an annual bonus based on the performance of the Company subject to the discretion of the Board of Directors. Mr. Kearney was also paid a sign-on bonus of $20,000 on October 4, 2002 and a performance bonus of $7,500 on March 7, 2003. In addition, on March 7, 2002, Mr. Kearney was granted options to purchase 25,000 shares of Common Stock at $0.26 per share which vest in equal amounts over three years. The Company also reimbursed Mr. Kearney for moving expenses of approximately $12,500 during Fiscal 2002.

G. Drake Pelham. The Company and Mr. Pelham are parties to an employment agreement dated February 20, 2003. Pursuant to the agreement, Mr. Pelham receives an annual base salary of $150,000. Mr. Pelham is eligible for an annual bonus based on the performance of the Company subject to the discretion of the Board of Directors. Mr. Pelham is guaranteed a $50,000 bonus for Fiscal 2003, one-half of which is payable six months after his hire date (March 10, 2003) and the other half of which is payable twelve months after his hire date. On March 10, 2003, Mr. Pelham was granted options to purchase 100,000 shares of Common Stock at $0.26 per share which vest in equal amounts over three years. The Company agreed to reimburse Mr. Pelham for certain travel expenses during his first year of employment (estimated to be approximately $8,500) and certain housing costs during his first year of employment (estimated to be approximately $11,516).

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information with respect to the number of shares of Common Stock held of record as of June 30, 2003 by (1) all persons who are owners of 5% or more of our Common Stock, (2) each of our Named Executive Officers and directors, and (3) all of our Named Executive Officers and directors as a group.(1)

Name and Address of Beneficial Owner(2)	Number of Shares Beneficially Owned		Percentage Beneficially Owned
Euler American Credit Indemnity Company 100 East Pratt Street Baltimore, Maryland 21202-1008	919,388		16.3

Taylor Made — Adidas Golf Co. 650 Town Center Drive, 4th Floor Costa Mesa, California 92626-1925	436,314		7.8

Bruce W. Berg	30,834	(3)	*

John Bransfield	10,000	(4)	*

Ronald L. Franklin	120,000		2.1

Jerry Juszak	—		*

Ronald A. Kaplan	30,834	(5)	*

William Kearney	8,333	(6)	*

Richard A. Mandell	30,834	(7)	*

Gary A. Nacht	30,834	(8)	*

Joseph Nusim	30,834	(9)	*

G. Drake Pelham	—		*

Edward D. Solomon	30,834	(10)	*

Walter S. Spokowski	300,000	(11)	5.1

Rick C. Welker	38,333	(12)	*

Named Executive Officers and directors as a group (13 people)	541,670		9.1

*	Less than 1%
(1)	As discussed on page 15 under “Explanatory Note Regarding Undeliverable Shares of Common Stock”, Porter-Cable Corporation rejected delivery of 1,180,480 shares of Common Stock which it was entitled to receive as an unsecured creditor under the Plan. Pursuant to the Plan, these shares are being held by the Company’s transfer agent to be voted at the direction of the Company’s Board of Directors until such shares are retired in November 2003. As a result, these shares are considered issued and outstanding, but Porter-Cable Corporation is not included as a principal stockholder of the Company.
(2)	The address for each of our directors and executive officers is c/o Woodworkers Warehouse, Inc., 126 Oxford Street, Lynn, Massachusetts 01901.
(3)	Represents 30,834 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.
(4)	Represents 10,000 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.
(5)	Represents 30,834 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.

(6)	Represents 8,333 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.
(7)	Represents 30,834 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.
(8)	Represents 30,834 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.
(9)	Represents 30,834 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.
(10)	Represents 30,834 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.
(11)	Includes 60,000 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.
(12)	Represents 38,333 shares of Common Stock issuable upon exercise of options that are exerciseable within 60 days.

Certain Relationships and Related Transactions

None.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during Fiscal 2002, except that a Form 3 by Euler American Credit Indemnity Company has not been filed and a Form 5 by Rick C. Welker was filed late. In addition, Fiscal 2001 Form 5’s for each of the Company’s non-employee directors were filed late.

Comparative Stock Price Information

The Company’s Common Stock is not listed on any stock exchange, nor is it quoted by any automated quotation service. Thus, there is currently no pricing information for the Company’s Common Stock and comparative information about the Company’s Common Stock cannot be provided.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors consists of seven directors. We propose to elect seven directors, each to hold office until our next Annual Meeting and until each director’s successor is elected and qualified. Each of our current directors, Walter S. Spokowski, Bruce W. Berg, Ronald A. Kaplan, Richard A. Mandell, Gary A. Nacht, Joseph Nusim and Edward D. Solomon, has been nominated by our Board of Directors for reelection.

The persons named in the enclosed Proxy will vote it for the election of the nominees listed above unless you instruct them otherwise, or unless a nominee is unwilling to serve. Our Board of Directors has no reason to believe that any nominee will be unwilling to serve, but if a nominee should determine not to serve, the persons named in the Proxy may vote for another candidate nominated by our Board of Directors.

The affirmative vote of a plurality of the votes present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors is required for election of each nominee as a director.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of these nominees as directors.

        Our Board of Directors recommends that the stockholders vote FOR the election of Walter S. Spokowski, Bruce W. Berg, Ronald A. Kaplan, Richard A. Mandell, Gary A. Nacht, Joseph Nusim and Edward D. Solomon as directors of the Company.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP (“Deloitte & Touche”), have been our independent auditors since April 2002. Our Board of Directors has selected Deloitte & Touche to serve again as our independent auditors for the fiscal year ending February 28, 2004. The selection by the Board of Directors of Deloitte & Touche as our independent auditors for the current fiscal year is being presented to stockholders for ratification at the Annual Meeting. We know of no direct or material indirect financial interest of Deloitte & Touche in the Company or any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee. Accordingly, the Board of Directors intends to introduce the following resolution for approval by the stockholders at the Annual Meeting:

RESOLVED, that the Board of Directors’ selection of Deloitte & Touche LLP to be the independent auditors of Woodworkers Warehouse, Inc. for the fiscal year ending February 28, 2004, be, and it hereby is, ratified and approved.

One or more members of Deloitte & Touche will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of Deloitte & Touche as our independent auditors for this fiscal year.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending February 28, 2004.

        Our Board of Directors recommends that our stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending February 28, 2004.

Audit Fees

We paid Deloitte & Touche an aggregate of $225,000 for our annual audit for Fiscal 2002 and review of our condensed financial statements included in our quarterly reports on Form 10-Q during Fiscal 2002.

Financial Information Systems Design and Implementation Fees

Deloitte & Touche did not provide the Company with financial information systems design or implementation fees during Fiscal 2002.

All Other Fees

We paid Deloitte & Touche $2,500 for income tax services during Fiscal 2002. This payment represents a portion of amounts owed to Deloitte & Touche in connection with their income tax services during Fiscal 2002 (the balance of approximately $22,500 is expected to be paid during Fiscal 2003).

The amounts reported above do not include out-of-pocket expenses incurred by Deloitte & Touche LLP in connection with their services. It is anticipated that we will reimburse Deloitte & Touche for out-of-pocket expenses of approximately $5,000 during Fiscal 2003 in connection with the services described above.

Dismissal of Arthur Anderson

On April 5, 2002, we dismissed Arthur Andersen LLP as our independent public accountants. On April 12, 2002, we retained Deloitte & Touche as our independent public accountants.

Arthur Andersen’s reports on the consolidated financial statements for Fiscal 2001 and Fiscal 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During Fiscal 2001 and Fiscal 2000 and through April 5, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Report of the Audit Committee

As described in its charter, the Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and is also required to pre-approve any auditing services and permitted non-audit services before completion of an audit. The Audit Committee is not responsible for the planning or conduct of the audits or the determination that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles.

In accordance with the rules adopted by the Securities and Exchange Commission, the Audit Committee states that:

•	It has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended March 1, 2003;

•	It has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented; and

•	It has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Deloitte & Touche their independence from the Company.

Based upon the review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its written charter, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 1, 2003 for filing with the Securities and Exchange Commission.

This report is submitted on behalf of the members of the Audit Committee:

Richard A. Mandell (Chairman)

Gary A. Nacht

Edward D. Solomon

EXPLANATORY NOTE REGARDING

UNDELIVERABLE SHARES OF COMMON STOCK

On December 16, 2002, Porter-Cable Corporation rejected delivery of the 1,180,480 shares of Common Stock that it was entitled to receive as an unsecured creditor under the Plan and disclaimed beneficial ownership of such shares. Pursuant to the provisions of the Plan, these shares (the “Undeliverable Shares”) were deemed “undeliverable distributions” and are being held by the Company’s transfer agent to be voted at the direction of the Company’s Board of Directors until such shares are retired in November 2003. As of June 30, 2003, the Undeliverable Shares represent approximately 21% of the Company’s outstanding voting power. The Undeliverable Shares will be represented at the Annual Meeting and voted in favor of both proposals submitted for approval by the Company’s stockholders.

OTHER INFORMATION

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended March 1, 2003 (excluding exhibits) is being mailed to our stockholders with this Proxy Statement.

Householding of Proxy Materials

Some nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in your household. If you would like to obtain another copy of this Proxy Statement, please contact Rick C. Welker, our Vice President, Chief Financial Officer, Treasurer and Secretary at 126 Oxford Street, Lynn, Massachusetts 01901, telephone (781) 853-0900. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive one copy for your household, please contact Mr. Welker or your nominee holder.

Other Business

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of stockholders, it is intended that the shares represented by the Proxies solicited by our Board of Directors will be voted by the persons named in those Proxies in accordance with their best judgment.

Stockholder Proposals for 2004 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. For a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders, we must receive it at our principal executive office no later than March 22, 2004 and it must otherwise comply with the requirements of Rule 14a-8. However, if the date of our next annual meeting of stockholders is more than 30 days earlier or later than the date of the 2003 Annual Meeting (i.e., prior to August 9, 2004 or after October 9, 2004), then notice must be received a reasonable time before we mail our proxy materials for our next annual meeting of stockholders. All notices of proposals by stockholders should be sent to the Secretary of the Company at 126 Oxford Street, Lynn, Massachusetts 01901.

By Order of the Board of Directors,

Walter S. Spokowksi

President and Chief Executive Officer

July 22, 2003

Lynn, Massachusetts

A copy of our Form 10-K for the fiscal year ended March 1, 2003 accompanies this Proxy Statement. The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to the Secretary of the Company at 126 Oxford Street, Lynn, Massachusetts 01901. This fee will be limited to the Company’s reasonable expenses in providing the exhibits.

Appendix A

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF

THE BOARD OF DIRECTORS

OF

WOODWORKERS WAREHOUSE, INC.

I.    Purpose

The primary function of the Audit Committee of the Board of Directors of Woodworkers Warehouse, Inc. (the “Company”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the Company’s financial statements, (ii) the Company’s system of internal controls regarding finance, accounting, legal compliance and ethical behavior and (iii) the Company’s auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee shall encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

In meeting its responsibilities, the Audit Committee is expected to:

•	serve as an independent and objective party to review the Company’s financial reporting process and internal control system;

•	review and appraise the audit activities of the Company’s outside auditors; and

•	provide an open avenue of communication among the outside auditors, management and the Board of Directors.

Without limiting the foregoing, and in recognition of the fact that the Company’s outside auditors are ultimately accountable to the Board of Directors and the Audit Committee, the Audit Committee shall (1) have the sole authority to appoint or replace the Company’s outside auditors (subject, if applicable, to stockholder ratification) and (2) be directly responsible for the appointment, compensation, retention and oversight of the work of the outside auditors (including resolution of disagreements between management and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company’s outside auditors shall report directly to the Audit Committee.

The Audit Committee shall primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. In carrying out its responsibilities hereunder, the Audit Committee has the authority, to the extent that it deems necessary, to retain independent counsel and other advisers.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the outside auditors and any advisers retained by the Audit Committee.

II.    Organization

The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall satisfy the independence and experience requirements of (1) Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), (2) the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) and (3) any applicable stock market listing standards. In addition, each member of the Audit Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the director’s independent judgment as a member of the Audit Committee.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in that member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board of Directors shall determine whether at least one member of the Audit Committee qualifies as an “Audit Committee Financial Expert” in compliance with criteria established by the SEC. The existence of such member, including his or her name and whether he or she is independent, shall be disclosed in the Company’s Exchange Act reports as required by the SEC. If the Board of Directors shall determine that the Audit Committee does not have a member who qualifies as an Audit Committee Financial Expert, such fact (and the reason why the Audit Committee does not have a member who qualifies as an Audit Committee Financial Expert) shall be disclosed in the Company’s Exchange Act Reports as required by the SEC.

III.    Meetings

The Audit Committee shall meet as circumstances require. The Audit Committee may require members of management, the Company’s outside auditors or others to attend meetings and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with management and the Company’s outside auditors in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

IV.    Responsibilities and Duties

To fulfill its responsibilities and duties, the Audit Committee shall:

•	Review with management and the outside auditors the financial statements and disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including the Audit Committee’s judgment about the quality, not merely the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

•	Discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the outside auditors under generally accepted auditing standards including matters relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Review and discuss with management and the outside auditors the Company’s quarterly financial statements, including disclosures made in MD&A, prior to the filing of its quarterly reports on Form 10-Q, including the results of the outside auditor’s reviews of the quarterly financial statements and any other matters required to be communicated to the Audit Committee by the outside auditors under generally accepted auditing standards.

•	Review any disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for Form 10-K and Form 10-Q reports about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Review the performance of the outside auditors and make recommendations to the Board of Directors regarding the appointment or replacement of the outside auditors.

•	On an annual basis, review and discuss with the outside auditors all relationships the outside auditors have or have had during the current year with the Company to determine the outside auditors’ continued independence. In connection with the foregoing, the Audit Committee shall request that the outside auditors submit to the Audit Committee on an annual basis a written statement delineating all such relationships, shall discuss with the outside auditors any disclosed relationship or services that may impact the objectivity and independence of the outside auditors and shall, if appropriate, recommend that the Board of Directors take appropriate action in response to the written statement to satisfy itself of the outside auditors’ independence.

•	Review and reassess the adequacy of this Charter annually and recommend to the Board of Directors any changes deemed appropriate by the Audit Committee. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

•	Consider and pre-approve all auditing services and non-audit services to be provided to the Company by its outside auditor. All non-audit services permitted pursuant to law to be provided by the outside auditors must be considered and pre-approved by the Audit Committee and such approvals must be disclosed in the Company’s applicable Exchange Act reports. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the required pre-approvals, provided that the decisions of any such designated members to whom such authority is delegated will be presented to the full Audit Committee at its scheduled meetings.

•	Prepare any reports of the Audit Committee required by applicable securities laws or stock market listing requirements or rules to be included in any proxy statements, information statements or other documents.

•	Approve the fees to be paid to the outside auditors in connection with the Company’s annual audit.

•	Review with the outside auditors their audit plan, the scope of their audit, the auditors’ report and their recommendations, including:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors; and

•	other material written communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences.

•	Discuss with the outside auditors matters identified by the auditors for discussion with the Audit Committee in accordance with applicable AICPA statements on auditing standards.

•	Review and discuss with management and the Company’s outside auditors, the integrity of the Company’s financial reporting process.

•	Review and discuss with management and the Company’s outside auditors, the quality and adequacy of the Company’s internal accounting controls.

•	Review, at least annually, with the Company’s counsel, material pending or threatened litigation, legal compliance matters and any other legal matters that could have a significant impact on the Company’s financial position or results of operations.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

* * *

While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company’s management is responsible for preparing the Company’s financial statements and the outside auditors are responsible for auditing them. The Audit Committee is responsible for overseeing the conduct of these activities. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the outside auditors’ work.

WOODWORKERS WAREHOUSE, INC.

Stockholder Proxy

This Proxy is Solicited on Behalf of the Board of Directors of Woodworkers Warehouse, Inc.

The undersigned hereby appoints Walter S. Spokowski and Rick C. Welker, or either of them, as proxy or proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Stockholders of Woodworkers Warehouse, Inc. (the “Company”), to be held on September 9, 2003, and at any adjournment thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY

PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	Proposal to elect Walter S. Spokowski, Bruce W. Berg, Ronald A. Kaplan, Richard A. Mandell, Gary A. Nacht, Joseph Nusim and Edward D. Solomon as directors of the Company.

☐	FOR ALL NOMINEES LISTED ABOVE

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED ABOVE

To withhold authority to vote for any individual nominee(s), write the nominee’s name(s) in the space provided:

2.	Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending February 28, 2004.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

3.	In the discretion of such proxy or proxies with respect to such other matters as may properly come before the meeting.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

If no specification is made, this Proxy will be voted FOR Proposals 1, 2 and 3 listed above.

Signature

Signature, if held jointly

Dated:                                 , 2003

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.